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                                                                   EXHIBIT 23.3

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

   We hereby consent to the incorporation by reference in this Registration Statement of Harken Energy Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained in this Registration Statement.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                              By:   /s/ Danny D. Simmons
                                                  -----------------------------
                                                  Danny D. Simmons
                                                  Executive Vice President

Houston, Texas

January 23, 2003